Exhibit 99.1

Gray Matters, Inc.

Audited Financial Statements 2020 and 2019

FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED

DECEMBER 31, 2020 AND DECEMBER 31, 2019

GRAY MATTERS, INC.

2

GRAY MATTERS, INC.

Independent Auditors' Report

To the Shareholder of
Gray Matters, Inc.

We have audited the accompanying financial statements of Gray Matters, Inc., which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, shareholder’s equity (deficit) and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gray Matters, Inc. as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Baker Tilly US, LLP

Philadelphia, Pennsylvania
January 28, 2022

GRAY MATTERS, INC.

Balance Sheets

As of December 31, 2020 and 2019

	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$997,001	$94,089
Accounts receivable	-	19,899
Prepaid expenses	197,647	-
Total current assets	1,194,648	113,988

Property and equipment, net	12,189	15,682
Security deposit	6,000	-

Total assets	$1,212,837	$129,670

LIABILITIES & SHAREHOLDER'S EQUITY
Current Liabilities
Accounts payable	$169,334	$88,141
Income taxes payable	92,752	-
Due to shareholder	37,453	16,350
Accrued liabilities	7,609	8,500
Total current liabilities	307,148	112,991

Notes payable	600,000	219,000
Deferred tax liability	4,600	-

Total liabilities	911,748	331,991

Shareholder's equity (deficit)
Common stock, par value $0.01 per share, 1,000 shares authorized, issued and outstanding at December 31, 2020 and 2019	10	10
Additional paid-in-capital	62,264	62,264
Retained earnings (accumulated deficit)	238,815	(264,595)
Total shareholder's equity (deficit)	301,089	(202,321)

Total liabilities & shareholder's equity	$1,212,837	$129,670

The accompanying notes are an integral part of these financial statements.

GRAY MATTERS, INC.

Statements of Operations

For the years ended December 31, 2020 and 2019

	2020	2019
Revenues
Software sales	$2,290,366	$-
Professional fees	-	7,500
Reimbursable expenses	26,634	19,899
Total revenues	2,317,000	27,399

Cost of revenues	1,199,995	216,102

Gross profit	1,117,005	(188,703)

Selling, general and administrative expenses	390,919	34,076

Income (loss) from operations	726,086	(222,779)

Other income	5,000	-
Interest expense	(10,756)	(3,355)

Income (loss) before income taxes	720,330	(226,134)

Income tax expense	97,352	-

Net income (loss)	$622,978	$(226,134)

The accompanying notes are an integral part of these financial statements.

GRAY MATTERS, INC.

Statements of Shareholder’s Equity (Deficit)

For the years ended December 31, 2020 and 2019

	Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total
	Shares	Amount
Balance December 31, 2018	1,000	$10	$90	$(16,164)	$(16,064)
Net loss	-	-	-	(226,134)	(226,134)
Dividend	-	-	-	(22,297)	(22,297)
Shareholder contribution	-	-	62,174		62,174
Balance December 31, 2019	1,000	10	62,264	(264,595)	(202,321)
Net income	-	-	-	622,978	622,978
Dividend	-	-	-	(119,568)	(119,568)
Balance December 31, 2020	1,000	$10	$62,264	$238,815	$301,089

The accompanying notes are an integral part of these financial statements.

GRAY MATTERS, INC.

Statements of Cash Flows

For the years ended December 31, 2020 and 2019

	2020	2019
Cash flows from operating activities:
Net income (loss)	$622,978	$(226,134)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,493	1,144
Deferred taxes	4,600	-
Decrease (increase) in assets
Accounts receivable	19,899	(19,899)
Prepaid expenses	(197,647)	24
Security deposit	(6,000)	-
Increase (decrease) in liabilities
Accounts payable	81,193	88,141
Income taxes payable	92,752	-
Due to shareholder	21,103	12,198
Accrued liabilities	(891)	8,500

Net cash provided by (used in) operating activities	641,480	(136,026)

Cash flows from investing activities:
Purchases of property and equipment	-	(13,618)

Net cash used in investing activities	-	(13,618)

Cash flows from financing actvities:
Borrowings under note payable	481,000	219,000
Repayments under note payable	(100,000)	-
Dividends	(119,568)	(22,297)
Contributions from shareholder	-	46,936

Net cash provided by financing activities	261,432	243,639

Net increase in cash	902,912	93,995
Cash - beginning of year	94,089	94
Cash - end of year	$997,001	$94,089

Supplemental cash flow information:
Cash paid during the year for:
Interest	$12,256	$1,855
Income taxes paid directly by shareholder	$-	$15,238

The accompanying notes are an integral part of these financial statements.

GRAY MATTERS, INC.

Notes to the Financial Statements

For the years ended December 31, 2020 and 2019

NOTE 1. NATURE OF THE BUSINESS

Gray Matters, Inc. (the Company) was incorporated on October 3, 2013, in the state of Delaware and reincorporated on April 2, 2021, in the state of Nevada. The Company’s primary product is its blockchain software that is sold as an installed/on-premise license with a single U.S. government customer.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting: The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP).

Use of Estimates: The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include depreciable lives for property and equipment, recoverability of income taxes, accrued liabilities, and collectability of accounts receivables. Actual results could differ from those estimates.

Cash: Cash includes bank checking accounts in the United States which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk with respect to cash.

Accounts Receivable: The Company provides credit in the normal course of business to its customer. Accounts for which no payments have been received for several months are considered delinquent and customary collection efforts are begun. After all collection efforts are exhausted, the account will be written-off. An allowance for doubtful accounts is based on the Company’s past experience as well as a specific review of outstanding accounts. The Company has determined that no allowance for doubtful accounts is required at December 31, 2020 and 2019.

Property and Equipment: Property and equipment are stated at cost and primarily consist of computer hardware and software. The Company capitalizes all property and equipment purchases over $1,000 that have a useful life greater than one year. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which currently are all estimated at five years.

Revenue Recognition: The Company recognizes revenue under the provisions of Accounting Standards Codification (ASC) Topic 606, “Revenue from Contracts with Customers”. ASC 606 requires an entity to recognize revenue to depict the transfer of control of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services.

Revenue is recognized when all of the following steps have been taken and criteria met for each contract:

•

Identification of the contract, or contracts, with a customer - A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the goods or services to be transferred and identifies the payment terms related to these goods or services, (ii) the contract has commercial substance and the parties are committed to perform and, (iii) collection of substantially all consideration to which the Company will be entitled in exchange for goods or services that will be transferred is probable based on the customer’s intent and ability to pay the promised consideration.

GRAY MATTERS, INC.

Notes to the Financial Statements

For the years ended December 31, 2020 and 2019

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

•

Identification of the performance obligations in the contract - Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised goods or services, the Company applies judgment to determine whether promised goods or services are capable of being distinct in the context of the contract. If these criteria are not met, the promised goods or services are accounted for as a combined performance obligation.

•

Determination of the transaction price - The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring goods or services to the customer adjusted for estimated variable consideration, if any. The Company typically estimates the transaction price impact of discounts offered to the customer for early payments on receivables or rebates based on sales target achievements. Constraints are applied when estimating variable considerations based on historical experience where applicable.

•

Allocation of the transaction price to the performance obligations in the contract - If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis. The Company determines standalone selling price by taking into account available information such as historical selling prices of the performance obligation, geographic location, overall strategic pricing objective, market conditions and internally approved pricing guidelines related to the performance obligations.

•

Recognition of revenue when, or as, the Company satisfies performance obligations - The Company satisfies performance obligations either over time or at a point in time as discussed in further detail below. Revenue is recognized at or over the time the related performance obligation is satisfied by transferring a promised good or service to a customer.

Nature of Products and Services

The Company generates revenue primarily from software sales and licensing. The Company currently sells through its direct relationship with its end customer. Software is installed and configured on the customer’s premises. Direct costs that are reimbursable by the customer under the contract are recognized on a gross basis under revenue as reimbursable expenses.

The Company’s only customer contract is a firm fixed price contract. The performance obligations are generally separated into separate tasks or deliverables within the contract. Within a single contract, revenue related to performance obligations may be recognized at a point in time or over time. During the years ended December 31, 2020 and 2019, the Company recognized point in time revenue of $26,634 and $27,399, respectively.  The sale of a software license is not a distinct performance obligation from the other development and maintenance services, and is recognized over time.  During December 31, 2020, the Company recognized $2,290,366 of revenue over time.

GRAY MATTERS, INC.

Notes to the Financial Statements

For the years ended December 31, 2020 and 2019

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Customer contracts may be modified to change the scope, price, specifications, other terms within the existing arrangement. Contract modifications are evaluated by management to determine whether the modification should be accounted for as part of the original performance obligation(s) or as a separate contract. If the modification adds distinct goods or services and increases the contract value proportionate to the stand-alone selling price of the additional goods or services, it will be accounted for as a separate contract. Generally, the Company's contract modifications include services which are distinct, and therefore are accounted for as separate from the original performance obligation(s).

Customer payment terms are generally 30 days. The Company does not have any significant financing components as payment is received within one year of the transfer of control to the customer. Sales or other taxes billed and collected from the customer are excluded from revenue.

Trade accounts receivable are recorded at the billable amount where the Company has the unconditional right to bill, net of allowances for doubtful accounts. The allowance for doubtful accounts is based on the Company’s assessment of the collectability of accounts. Management regularly reviews the adequacy of the allowance for doubtful accounts by considering the age of each outstanding invoice, the customer's expected ability to pay and collection history, when applicable, to determine whether a specific allowance is appropriate. Accounts receivable deemed uncollectible are charged against the allowance for doubtful accounts when identified. There were no such allowances recognized at December 31, 2020 and 2019. Accounts receivable at December 31, 2020 and 2019, do not include any unbilled amounts. Unbilled receivables occur when transfer of the performance obligation to the customer has occurred, and therefore revenue is recognized, in a period prior to invoicing for that performance obligation.

Income Taxes: Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss carryforwards. A valuation allowance is provided when it is more-likely-than-not that some portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and the reversal of deferred tax liabilities during the period in which related temporary differences become deductible.

The Company recognizes a tax benefit if it is more-likely-than-not that a tax position taken or expected to be taken on a tax return will be sustained upon examination by taxing authorities based on the merits of the position. The tax benefit recognized in the financial statements is measured based on the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement. As such, the difference between a tax position taken or expected to be taken in a tax return in future periods and the benefit recognized and measured pursuant to this guidance in the financial statements represents an unrecognized tax benefit.

The Company recognizes interest and penalties related to unrecognized tax benefits in operating expense. As of December 31, 2020 and 2019, there were no unrecognized tax benefits or penalties accrued related to unrecognized tax benefits, nor were any interest or penalties recognized during the years ended December 31, 2020 and 2019.

Recently Issued Accounting Pronouncements: In June 2016, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) 2016-13, “Financial Instruments - Credit Losses” (Topic 326). ASU 2016-13 provides for a new impairment model which requires measurement and recognition of expected credit losses for most financial assets and certain other instruments, including but not limited to accounts receivable. The new guidance will be effective for fiscal years beginning after December 15, 2022. Early adoption is allowed. The Company is currently assessing the impact of the new guidance.

GRAY MATTERS, INC.

Notes to the Financial Statements

For the years ended December 31, 2020 and 2019

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2020 and 2019:

	2020	2019

Computer hardware	$17,468	$17,468
Less: accumulated depreciation	(5,279)	(1,786)
Property and equipment, net	$12,189	$15,682

Depreciation expense amounted to $3,493 and $1,144 for the years ended December 31, 2020 and 2019, respectively.

NOTE 4. NOTES PAYABLE

On November 1, 2019, the Company entered into a note agreement with a company affiliated with one of its contractors for $100,000. The loan had an interest rate of 18 percent per annum and monthly interest payments of $1,500 beginning in December 2019, with the outstanding principal due at maturity. The loan was repaid in full on August 6, 2020. Interest was $8,315 and $2,985 for the years ended December 31, 2020 and 2019, respectively.

On December 9, 2019, the Company entered into an agreement with an individual investor to provide “permanent” working capital funding to the Company of up to $600,000. Advances requested and paid under the agreement do not bear interest and are only payable by the Company to the investor upon a Company liquidity event, as defined in the agreement (generally, a change in control or initial public offering). The amount contingently payable upon a liquidity event is 220 percent of the total advances. The Company received advances under the agreement totaling $481,000 in 2020 and $119,000 in 2019. On December 8, 2021, the Company and investor executed a Payoff and Termination Agreement which was effectuated upon payment of a discounted amount in connection with the sale of the Company on December 10, 2021.

During 2020, the Company applied for and received a Targeted Economic Injury Disaster Loan (EIDL) Advance through the United States Small Business Administration in the amount of $5,000. The Targeted EIDL Advance is treated as a grant and was forgiven in full in the same year and is reported as other income.

GRAY MATTERS, INC.

Notes to the Financial Statements

For the years ended December 31, 2020 and 2019

NOTE 5. INCOME TAXES

The income tax expense consisted of the following for the years ended December 31:

	2020	2019
Current:
Federal	$50,466	$-
State	42,286	-
Total	92,752	-

Deferred:
Federal	3,450	-
State	1,150	-
Total	4,600	-

Total expense	$97,352	$-

The tax effects of significant temporary differences representing deferred tax assets and liabilities at December 31, 2020 and 2019, are as follows:

	2020	2019
Deferred tax (liabilities) assets:
Net operating loss carryforward	$-	$39,600
Accruals	(2,300)	28,100
Tangible and intangible assets	(2,300)	1,100

Subtotal	(4,600)	68,800
Valuation allowance	-	(68,800)
Total	$(4,600)	$-

The income tax expense differs from the expected income tax expense computed by applying the U.S. federal corporate tax rate of 21% to the income (loss) before income taxes primarily as a result of non-deductible expenses, state income taxes and the change in the valuation allowance on the net deferred tax asset.

There was a full valuation allowance recorded against the net deferred tax asset at December 31, 2019, because the Company had incurred historical losses and future realization of the net deferred tax asset was not more-likely-than-not at that time.

As of December 31, 2020, the Company had no remaining federal and state net operating loss carryforwards after utilizing federal and state operating loss carryforwards of $141,496 and $142,496, respectively, that were outstanding at December 31, 2019.

The Company files income tax returns in the U.S. federal and the state of Maryland jurisdictions.

GRAY MATTERS, INC.

Notes to the Financial Statements

For the years ended December 31, 2020 and 2019

NOTE 6. RELATED PARTY TRANSACTIONS

During 2019, the shareholder paid certain operating expenses on behalf of the Company which are included in the Company’s statement of operations and paid certain income tax payables on behalf of the Company, all of which are reflected as shareholder equity contributions in the 2019 financial statements. In both 2020 and 2019, the Company paid certain personal expenses on behalf of the shareholder which are not included in the Company’s statements of operations and are reflected as dividends in the 2020 and 2019 financial statements. At December 31, 2020 and 2019, the Company owed amounts to the shareholder for Company expenses incurred which are reflected as due to shareholder in the balance sheets.

NOTE 7. REVENUE CONCENTRATION

For the years ended December 31, 2020 and 2019, 100% of the Company’s revenue was derived from one customer.

NOTE 8. SUBSEQUENT EVENTS

On December 10, 2021, the shareholder sold 100% of the Company’s common stock to WaveDancer, Inc., a Delaware publicly traded company.

The Company has evaluated subsequent events through January 28, 2022, the date which the financial statements were available to be issued. There are no other material events that have occurred subsequent to December 31, 2020 that would require adjustment to or disclosure in these financial statements.